Exhibit 10.1

FIFTH FORBEARANCE AND AMENDMENT AGREEMENT

This Fifth Forbearance and Amendment Agreement (this “Agreement”) is made and entered into October 29, 2010 by and between JPMorgan Chase Bank, N.A. ( “Lender”), United Western Bancorp, Inc. (“Borrower”), and Equi-Mor Holdings, Inc. ( “Pledgor”).

RECITALS

A. Borrower is a Colorado corporation whose address is 700 17th Street, Suite 2100, Denver, Colorado 80202. Pledgor is a Nevada corporation whose address is 700 17th Street, Suite 2100, Denver, Colorado 80202.

B. As of June 29, 2007, Borrower entered into that certain Credit Agreement (as amended and/or modified, the “Credit Agreement”) with Lender pursuant to which the credit facilities provided for therein were made available to Borrower by Lender. The Credit Agreement was subsequently amended pursuant to the: (i) Amendment To Credit Agreement, dated as of June 30, 2008 (the “First Credit Agreement Amendment”); (ii) Amendment To Credit Agreement, dated as of June 29, 2009 (the “Second Credit Agreement Amendment”); (iii) Amendment To Credit Agreement, dated as of September 30, 2009 (the “Third Credit Agreement Amendment”); (iv) Amendment And Forbearance Agreement, dated as of December 14, 2009 (the “First Forbearance & Fourth Credit Agreement Amendment”); (v) Amendment To Credit Agreement, Note Modification And Forbearance Agreement, dated as of January 15, 2010 (the “Second Forbearance, Note Modification & Fifth Credit Agreement Amendment”; (vi) Forbearance Agreement, dated April 21, 2010 (the “Third Forbearance Agreement”); (vii)  Fourth Forbearance and Amendment Agreement, dated as of July 9, 2010 (the “Fourth Forbearance and Sixth Amendment”); and (viii) Waiver and Amendment to Fourth Forbearance and Amendment Agreement, dated as of September 28, 2010 (the “First Amendment to Fourth Forbearance and Seventh Amendment,” and together with the First Credit Agreement Amendment, Second Credit Agreement Amendment, Third Credit Agreement Amendment, First Forbearance & Fourth Credit Agreement Amendment, the Second Forbearance, Note Modification and Fifth Credit Agreement Amendment, the Third Forbearance Agreement, and the Fourth Forbearance and Sixth Amendment, collectively, the “Amendment/Forbearance Agreements”).

C. Borrower executed that certain Line Of Credit Note ($25,000,000.00), dated September 30, 2009, in favor of Lender in connection with Facility B (Line Of Credit Facility) under the Credit Agreement in the original principal amount of $25,000,000.00 (as modified and/or amended, the “LOC Note”), which LOC Note was given in replacement, renewal, decrease and/or extension of, but not in extinguishment of, the indebtedness evidenced by that certain Line Of Credit Note, dated June 29, 2009, executed by Borrower in favor of Lender in the original principal amount of $30,000,000.00 (together with any predecessor notes pertaining to such indebtedness, collectively, the “Prior Notes”). The LOC Note was subsequently amended under the terms of the Second Forbearance, Note Modification & Fifth Credit Agreement Amendment. As of October 22, 2010, the principal and interest amounts outstanding under the LOC Note were as follows:

Principal	$16,250,000.00
Interest	$72,760.83

TOTAL	$16,322,760.83

D. Borrower’s Liabilities under the Credit Agreement and LOC Note are secured, without limitation, pursuant to that certain: (i) Continuing Pledge Agreement, dated as of June 29, 2007, executed by Borrower in favor of Lender, by the Collateral as defined therein, including, without limitation, all shares of United Western Bank stock (the “UWB Stock Pledge Agreement”); (ii) Continuing Pledge Agreement, dated as of January 15, 2010, executed by Borrower in favor of Lender, by the Collateral as defined therein, including, without limitation, Account No. 80492211 held at First Southwest Company (as amended the “Borrower Securities Account Pledge Agreement”); and (iii) Continuing Pledge Agreement, dated as of January 15, 2010, executed by Equi-Mor Holdings, Inc. in favor of Lender, by the Collateral as defined therein, including, without limitation, Account No. 29718794 held at First Southwest Company (as amended the “Equi-Mor Securities Account Pledge Agreement”).

E. First Southwest Company, Lender, and Borrower or Pledgor (as applicable) entered into that certain: (i) Control Agreement, dated January 15, 2010, with respect to Account No. 80492211 held at First Southwest Company (as amended the “Borrower Securities Control Agreement”); and (ii) Control Agreement, dated January 15, 2010, with respect to Account No. 29718794 held at First Southwest Company (as amended the “Equi-Mor Securities Control Agreement”).

F. The Credit Agreement, Amendment/Forbearance Agreements, LOC Note, Prior Notes, UWB Stock Pledge Agreement, Borrower Securities Account Pledge Agreement, Equi-Mor Securities Account Pledge Agreement, Borrower Securities Control Agreement, and Equi-Mor Securities Control Agreement, and all other instruments, agreements and documents referenced in or executed and delivered in connection with any of the foregoing, including all amendments and renewals thereof, are collectively hereinafter referred to as the “Loan Documents.”

G. Borrower previously defaulted under the terms of the Credit Agreement as a result of entry into Memorandums Of Understanding with the Office of Thrift Supervision (the “OTS”) by Borrower and one of its subsidiaries, United Western Bank (the “MOU Defaults”). Borrower and Lender entered into the First Forbearance & Fourth Credit Agreement Amendment pursuant to which Borrower and Lender made certain agreements, acknowledgements and Loan Document amendments, including, without limitation, Lender’s agreement to forbear from exercising remedies on account of the MOU Defaults until the earlier of maturity date of the LOC Note, which was December 31, 2009, or the occurrence of any additional default thereunder or under any of the other Loan Documents.

H. The forbearance period under First Forbearance & Fourth Credit Agreement Amendment Agreement expired. Subsequently, Borrower and Lender entered into the Second Forbearance, Note Modification & Fifth Credit Agreement Amendment pursuant to which Borrower and Lender made certain agreements, acknowledgements and Loan Document amendments, including, without limitation, Lender’s agreement to: (i) modify the LOC Note by extending the maturity date of the LOC Note to June 30, 2010; (ii) forbear from exercising remedies on account of the defaults set forth therein until the earlier of June 30, 2010, or the occurrence of any additional default thereunder or under any of the other Loan Documents; and (iii) modify the Credit Agreement by amending the Non-Performing Assets Plus OREO Ratio under the Credit Agreement, and Borrower’s agreement to: (a) make a $2,500,000.00 immediate principal payment to Lender against the outstanding Liabilities under the LOC Note and Credit Agreement; (b) make an additional $1,250,000.00 principal payment to Lender against the outstanding Liabilities under the LOC Note and Credit Agreement on March 31, 2010; (c) grant Lender a security interest in the Collateral set forth in the Borrower Securities Account Pledge Agreement and Equi-Mor Securities Account Pledge Agreement and execute control agreements relating to such interests; and (d) the Lender having no further obligation to make any Advances under the LOC Note.

I. The forbearance period under the Second Forbearance, Note Modification & Fifth Credit Agreement Amendment terminated as a result of, inter alia, Borrower’s failure to make the $1,250,000.00 principal payment to Lender on March 31, 2010 (Borrower subsequently made such principal payment on June 3, 2010). Subsequently, Borrower, Pledgor and Lender entered into the Third Forbearance Agreement, pursuant to which Borrower, Pledgor and Lender made certain agreements and acknowledgements, including, without limitation, Lender’s agreement to forbear from exercising remedies on account of the defaults set forth therein until the earlier of May 15, 2010, or the occurrence of any additional default thereunder or under any of the other Loan Documents.

J. The forbearance period under the Third Forbearance Agreement expired as of the end of business on May 15, 2010.  On July 9, 2010, Borrower, Pledgor, and Lender entered into the Fourth Forbearance and Sixth Amendment, pursuant to which Lender agreed, on the terms and conditions set forth therein, to forbear until no later than September 30, 2010 from exercising its rights and remedies under the Loan Documents arising as a result of the Disclosed Defaults (as defined in the Fourth Forbearance and Sixth Amendment).

K. On August 25, 2010, the OTS informed Borrower that it would not approve of Borrower making the Forbearance Principal Payments and Forbearance Interest Payments pursuant to and as defined in the Fourth Forbearance and Sixth Amendment. Borrower was in default of its obligations under the Fourth Forbearance and Sixth Amendment to: (i) make the July, August, and September 15, 2010 Forbearance Principal Payments to Lender pursuant to Section 5(A)(i) of the Fourth Forbearance and Sixth Amendment as a result of the failure of the OTS to provide its non-objection with respect to such payments; (ii) make the July and August, 2010 Forbearance Interest Payments to Lender pursuant to Section 5(A)(ii) of the Fourth Forbearance and Sixth Amendment as a result of the failure of the OTS to provide its non-objection with respect to such payments; and (iii) provide Lender with written status reports with respect to Borrower’s Stated Capital Raise/Strategic Plan no later than the last day of July and August, 2010 pursuant to Section 5(G)(ii) of the Fourth Forbearance and Sixth Amendment (although Lender acknowledges that oral updates were provided for such periods) (collectively, the “Fourth Forbearance Defaults”).

L. On September 28, 2010, Borrower requested that Lender waive the Fourth Forbearance Defaults and amend the Fourth Forbearance and Sixth Amendment so as to continue to forbear from exercising its rights and remedies under the Loan Documents on account of the Disclosed Defaults through October 31, 2010 (provided no further default occurred) and Borrower, Pledgor and Lender entered into the First Amendment to Fourth Forbearance and Seventh Amendment pursuant to which to the Lender agreed to such requests but only on the terms and conditions expressly set forth therein.

M. It is anticipated that the following defaults will occur after the Effective Date (as defined below) hereof but prior to January 14, 2011, under the Loan Documents (the “Fifth

Forbearance Additional Anticipated Defaults”): (i) under Section 4.11 of the Credit Agreement, regarding Borrower’s obligation to cause United Western Bank (the “Bank”) at all times after December 31, 2009 to maintain a Non-Performing Assets Plus OREO Ratio of not greater than six and one-half percent (6.5%), measured for the third and fourth quarters of 2010; and (iii) under Section 4.10 of the Credit Agreement, regarding Borrower’s obligation to at all times cause the Bank to maintain its categorization as “Well Capitalized” as defined by the regulations of the Bank’s primary Governmental Authority.

N. As a result of the Disclosed Defaults and the Fifth Forbearance Additional Anticipated Defaults (collectively, the “Fifth Forbearance Disclosed Defaults”), Lender is entitled to exercise the default remedies set forth in the Loan Documents. Borrower waives any notices of the Fifth Forbearance Disclosed Defaults required under the Loan Documents.

O. Borrower has requested that Lender continue to forbear from exercising its rights and remedies under the Loan Documents arising on account of the Fifth Forbearance Disclosed Defaults. Lender agrees to forbear from exercising such rights and remedies until the Termination Date (as defined below) on the terms and conditions set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the Recitals, which are deemed a material part  of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. In consideration for the agreement of Lender to forbear from exercising certain remedies on account of the Fifth Forbearance Disclosed Defaults until the Termination Date (as defined below), Borrower agrees to the Recitals set forth above and to perform the obligations set forth below.

2. In consideration for the agreements and representations made herein, provided that Borrower and Pledgor fully and timely satisfy all obligations set forth in this Agreement and the Loan Documents (as may be modified by this Agreement), Lender agrees to forbear from exercising its rights and remedies under the Loan Documents on account of the Fifth Forbearance Disclosed Defaults (which are not waived but expressly preserved) from the Effective Date until the earlier of: (i) the end of business on January 14, 2011; or (ii) the occurrence of a default, other than the Fifth Forbearance Disclosed Defaults, under any of the Loan Documents, this Agreement, or any other agreement required to be entered into by this Agreement without any notice or grace period (the earlier of (i) and (ii) being referred to as the “Termination Date” and the period of time from the Effective Date of this Agreement to the Termination Date being referred to as the “Fifth Forbearance Period”).

3. The forbearance by Lender set forth in Paragraph 2 above shall be conditioned upon, and shall not become effective until, satisfaction of the following conditions on or prior to October 31, 2010 (the date upon which all of the following conditions are satisfied shall herein be referred to as the “Effective Date” provided such Effective Date occurs on or prior to October 31, 2010):

A.	Borrower and Pledgor have duly executed and delivered this Agreement to Lender, in form and substance acceptable to Lender in its sole discretion, and the Agreement is executed by Lender;

B.
Borrower shall have entered into an investment agreement with at least two anchor investors in connection with the Borrower’s Stated Capital Raise on or before October 31, 2010 which provides for the investment by such anchor investors of no less than $91 million and collectively, an investment of approximately $200 million of new money capital in the Borrower, Borrower shall provide Lender with a copy of such agreement on or before October 31, 2010 (the “Investment Agreement”), and Borrower shall provide Lender evidence that Borrower’s board of directors approved the Investment Agreement and this Agreement; and

C.
Execution by Borrower and/or Pledgor and delivery to Lender of such other and further documentation as Lender may reasonably deem necessary to accomplish the terms, conditions, acknowledgments, and agreements set forth herein, which documents shall be in form and substance reasonably acceptable to Lender in its sole discretion.

4. As a material inducement to Lender to enter into this Agreement, Borrower and Pledgor (as appropriate relative to their respective obligations) each separately represent and warrant that:

A.
This Agreement constitutes, and any of the documents required herein will constitute, upon execution and delivery, legal, valid, and binding obligations or agreements of the Borrower and Pledgor, enforceable in accordance with their respective terms;

B.
The execution, delivery, and performance of this Agreement, and any other document required herein, is within the corporate powers of Borrower and Pledgor, has been duly authorized by all necessary and appropriate action, whether corporate or regulatory in nature (other than the requirement of non-objection from the OTS with respect to the monthly interest payments set forth in Sections 5(A) and 5(B) below and the Capital Proceeds Payment (as defined below) set forth in Section 5(G) below), and does not and will not: (i) require any consent or approval of the board of directors of Pledgor; (ii) violate any provision of the articles of incorporation of Borrower or Pledgor, their respective bylaws, any other document of corporate governance, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or Pledgor; (iii) require the consent or approval of, or registration with, any governmental body, agency, regulator or authority (except with respect to Borrower (a) making monthly interest payments set forth in Sections 5(A) and 5(B) below and (b) the Capital Proceeds Payment (as defined below) set forth in Section 5(G) below, both (a) and (b) which require the prior written non-objection of the OTS); (iv) cause any breach of, or constitute a default under, any contract, indenture or other agreement or instrument under which Borrower or Pledgor is a party or by which it or its properties may be bound or affected; or (v) result in the imposition of any lien, charge or encumbrance upon any property of Borrower or Pledgor not contemplated herein;

C.
Each of the statements set forth in the Recitals are true and correct in all respects, including, without limitation, the amount of the Liabilities of Borrower owing to Lender, and Lender may rely on the accuracy thereof;

D.
Borrower and Pledgor acknowledge that: (i) as a result of the Fifth Forbearance Disclosed Defaults Lender has the right, without further notice, to enforce its rights and remedies under the Loan Documents and applicable law and, except as specifically set forth herein, has no obligation to forbear from enforcing such rights and remedies; and (ii) Lender has duly performed all of its obligations under the Loan Documents;

E.	The Loan Documents constitute legal, valid, and binding agreements of the Borrower and Pledgor enforceable in accordance with their respective terms;

F.
Neither Borrower nor Pledgor has any objection, defenses, set-offs, claims, counterclaims, or causes of action of any kind or nature whatsoever with respect to any of the Loan Documents or Liabilities or to the validity and perfection of Lender’s security interests in, and liens upon, its collateral property as set forth in the Loan Documents, all of which are hereby expressly waived, released, and relinquished, whether known or unknown;

G.
Except for the Fifth Forbearance Disclosed Defaults, Borrower and Pledgor have complied with all of their obligations under the Loan Documents. There is no condition, event, act  or omission that exists which could constitute a default or Event of Default under the Loan Documents, and no condition, event, act or omission that has occurred and is continuing that, with the giving of notice or the passage of time or both, would constitute a default or an Event of Default under the Loan Documents, other than the Fifth Forbearance Disclosed Defaults;

H.	All representations and warranties set forth in the Loan Documents are true and correct as of the date of this Agreement, except as related to the Fifth Forbearance Disclosed Defaults;

I.	With respect to the outstanding shares of the Bank stock which are owned by Borrower, all physical share certificates have been transferred, and no physical share certificates have not been transferred, by Borrower to Lender pursuant to the UWB Stock Pledge Agreement;

J.
The security interests granted to Lender by Borrower and Pledgor, respectively, pursuant to the applicable Loan Documents to which Borrower or Pledgor, as applicable, is a party, constitute valid and perfected first priority security interests in the Collateral described therein;

K.
Borrower has engaged Goldman Sachs as its investment banker to assist Borrower in raising capital from outside investors (“Borrower’s Stated Capital Raise”). In the event that a transaction or series of transactions are consummated as a result of Borrower’s Stated Capital Raise, Borrower shall cause such proceeds to be used, first and foremost, to satisfy the Liabilities before being utilized for any other purpose in accordance with Section 5(G) below; and

L.
As part of the Second Credit Agreement Amendment, the consents provided by Lender to the Request (as defined therein) did not pertain to the transactions underlying the OTS Findings Of Fact which concern the Disputed Defaults as defined in the Fourth Forbearance and Sixth Amendment, which transactions were represented and warranted by Borrower to Lender to be in compliance with all applicable Legal Requirements, including, without limitation, all applicable regulations.

5. Borrower hereby covenants and agrees with Lender (in addition to, but not in limitation of unless expressly noted, any terms, conditions, agreements and/or covenants set forth in the Loan Documents), from and after the date hereof, to the following:

A.
Upon receipt by Borrower of the written non-objection from the OTS or in the event such non-objection is no longer a Legal Requirement, Borrower shall pay Lender monthly interest payments for the months of October, November and December of 2010 and January of 2011 on the last day of each month per the terms of the LOC Note (the “Fifth Forbearance Interest Payments”); provided however: (i) if at any time such payment is due and the non-objection from the OTS with respect to such payment has not been received, then such amounts shall continue to accrue and Borrower shall pay all such accrued amounts to Lender immediately upon receipt of such non-objection from the OTS, and (ii) if non-objection from the OTS is not received before the time the Capital Proceeds Payment is due and payable pursuant to the terms hereof, all such accrued but unpaid interest shall be paid to Lender at the time of payment of, and as part of, the Capital Proceeds Payment;

B.
As soon as practicable after the Effective Date hereof, Borrower shall: (i) request written non-objection from the OTS with respect to its payment to Lender of the Fifth Forbearance Interest Payments and the Capital Proceeds Payment set forth herein; and (ii) provide Lender with written confirmation of its making such request as well as any response from the OTS pertaining to such request;

C.
Borrower shall cause the Bank to maintain at all times a capitalization categorization which is not below “Adequately Capitalized” as defined by the regulations of the Bank’s primary Governmental Authority;

D.
Within five (5) business days of the receipt thereof, Borrower shall provide to Lender a copy of any: (i) cease and desist orders or similar regulatory orders, injunctions, temporary restraining orders, assessments of civil monetary penalties, articles of agreement, memorandums of understanding, capital directives, capital restoration plans, or restrictions imposed by any Governmental Authority on Borrower or the Bank, other than the Borrower C&D Order, Borrower OTS Stipulation, Bank C&D Order, and the Bank OTS Stipulation (each as defined in the Fourth Forbearance and Sixth Amendment) (“Regulatory Orders”); and (ii) executed agreements, stipulations, memoranda, written commitments or restrictions agreed to by Borrower or the Bank and any Governmental Authority, or imposed or required by any Governmental Authority of Borrower or the Bank (“Regulatory Agreements”);

E.
Within five (5) business days after providing any of the following documents to any Governmental Authority pursuant to either the Borrower C&D Order or the Bank C&D Order, Borrower shall provide a copy of such documents to Lender: (i) capital plans for both Borrower and the Bank and monthly variance reports prepared by the Bank’s management regarding the Bank’s compliance with the Bank’s capital plans; (ii) the Bank’s contingency plans; (iii) the Bank’s business plans and quarterly business plan variance reports prepared by the Bank’s management regarding compliance with the Bank’s business plan; (iv) the Bank’s classified asset reduction plan; (v) the Bank’s concentration reduction plan; (vi) the Bank’s liquidity contingency plan; (vii) any changes submitted to any Governmental Authority relating to any of the aforementioned plans; (viii) notices provided to any Governmental Authority; and (ix) requests made by Borrower of any Governmental Authority, including, without limitation, any requests for consent or non-objection from the OTS;

F.
Borrower shall comply with, and shall cause the Bank to comply with, in all material respects, and not breach or violate in any material respect, the terms of any applicable Regulatory Orders or Regulatory Agreements, whether in effect on or after the Effective Date, during the Forbearance Period, except with respect to Sections 3, 33 and 35 of the Bank C&D Order and Section 12 of the Borrower C&D Order (as it pertains to ensuring the Bank’s compliance with Sections 3, 33 and 35 of the Bank C&D Order);

G.
Borrower shall: (i) continue to pursue Borrower’s Stated Capital Raise during the Fifth Forbearance Period; (ii) provide Lender with a status report with respect to Borrower’s Stated Capital Raise no later than every other Friday during the Fifth Forbearance Period beginning as of November 5, 2010 and provide Lender with any supporting documentation relating thereto as Lender may request in its reasonable discretion; (iii) if the Capital Proceeds Payment (as defined below) is not made by December 24, 2010, deliver to Lender on December 24, 2010 a letter from Goldman Sachs addressed to Lender stating that Goldman Sachs believes, in its professional judgment, that there exists as of such date a reasonable possibility that the Borrower will raise capital in an amount not less than $200,000,000 on or before January 14, 2011; and (iv) cause the proceeds of any transaction or series of transactions which are consummated as a result of Borrower’s Stated Capital Raise to be used, first and foremost, to pay principal and interest due under the Loan Documents and to satisfy all other Liabilities before being utilized for any other purpose, provided, however, that, the Liabilities (other than contingent indemnification obligations that survive termination of the Loan Documents) under the Loan Documents shall be deemed to be fully satisfied if: (I) Borrower pays to Lender with the proceeds of Borrower’s Stated Capital Raise on or before January 14, 2011 (a) principal due under the LOC Note in an amount equal to $10,562,500, (b) all accrued but unpaid interest due under the Loan Documents and (c) all other fees, costs and expenses due under the Loan Documents ((a), (b) and (c) collectively, the “Capital Proceeds Payment”); and (II) no Forbearance Default occurs prior to receipt of the Capital Proceeds Payment by Lender pursuant to this clause (G).  For the sake of clarity, if payment of all amounts described in the foregoing clauses (a), (b) and (c) are not made by January 14, 2011, or a Forbearance Default occurs prior to receipt of the Capital Proceeds Payment, Borrower shall not thereafter be able to satisfy such Liabilities under the Loan Document by making such Capital Proceeds Payment.

H.
Upon receipt of the Capital Proceeds Payment by Lender in accordance with Section 5(G) above: (i) the Liabilities of the Borrower and the Pledgor under the Loan Documents (other than contingent indemnification obligations that survive termination of the Loan Documents) shall be deemed fully satisfied and principal under the LOC Note in the amount of $5,687,500 shall be deemed forgiven and (ii) Lender shall deliver to Borrower a letter stating that such Liabilities are fully satisfied and releasing the liens of Lender in the Collateral and promptly delivering the Bank stock to the Borrower in accordance with the applicable law.  To the extent that all or any part of the Capital Proceeds Payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise, then the Loan Documents shall continue to be effective or shall be reinstated and the Liabilities, or any part thereof intended to be satisfied or forgiven by the Capital Proceeds Payment, shall be revived and continue in full force and effect as if the Capital Proceeds Payment had not been made.

I.	Contemporaneously with the making of the Capital Proceeds Payment and upon releasing of the Collateral and the receipt by Borrower of the Bank stock, Borrower and Pledgor each agree that it shall automatically, on a separate and independent basis, release, discharge, and agree to hold harmless Lender and its representatives, agents, employees, attorneys, directors, officers, parents, affiliates, assigns, insurers, subsidiaries, and their successor and assigns (collectively, the “Lender Released Parties”) from any and all claims, defenses, affirmative defenses, setoffs, counterclaims, actions, causes of action, suits, controversies, agreements, provisions, liabilities and demands in law or in equity, whether known or unknown (collectively, the “Claims”) which Borrower or Pledgor ever had, now has, or may hereafter have against the Lender Released Parties through the date of the Capital Proceeds Payment which relate to or arise out of the Loan Documents or the transactions described therein, the Liabilities, Lenders’ administration of the Loan Documents and/or its banking relationships with Borrower and/or the Pledgor.

J.
As soon as practicable after the Effective Date hereof, Borrower shall provide Lender with: (i) the thrift financial report for the Bank, or replacement or successor report if not a thrift financial report, for the third quarter period of 2010 (such thrift financial report shall be provided in no event later than December 20, 2010); and (ii) the unaudited balance sheets and related statements of operations of Pledgor prepared in accordance with GAAP as of September 30, 2010, certified by the Chief Financial Officer of Pledgor as being true and accurate to the best of its knowledge and belief and prepared in good faith;

K.
Lender has no further obligation to make any Advances under the LOC Note and Borrower has no right to request further Advances under the LOC Note, regardless of whether payments have been made to reduce outstanding amounts owing under the LOC Note; and

L.
Upon the occurrence of the Effective Date, Borrower and Lender shall amend each of the Borrower Securities Control Agreement and the Equi-Mor Securities Control Agreement, and shall work cooperatively to cause First Southwest Company to execute such amendments, to delete, among other things, the following section:

“(c) Income Distributions. The Pledgor shall be entitled to receive all cash flows from the Collateral, including all interest, dividends, principal and other income distributions (other than liquidating dividends and distributions) from the Account in an aggregate amount not to exceed $3,000,000.00 from the date of this Agreement through and including October 31, 2010.”

and the following section shall be inserted in its place:

“(c) Income Distributions. The Pledgor shall be entitled to receive all cash flows from the Collateral, including all interest, dividends, principal and other income distributions (other than liquidating dividends and distributions) from the Account in an aggregate amount not to exceed $3,000,000.00 from the date of this Agreement through and including January 14, 2011.”

6. In the event that Borrower or Pledgor fails to satisfy any covenants, representations, warranties, or agreements of this Agreement or any other Loan Document (other than the violations giving rise to the Fifth Forbearance Disclosed Defaults) such failure shall immediately and without further notice or any grace period constitute an event of default under this Agreement (“Forbearance Default”) and Lender shall have no further obligation to forbear from exercising any of its rights or remedies under the Loan Documents, this Agreement, or any agreement or document executed in connection herewith or required herein and Borrower shall no longer have the right to satisfy the Liabilities by paying to Lender the Capital Proceeds Payment.

7. Upon the occurrence of a Forbearance Default as defined in Paragraph 6 hereof, Lender may, at its own option, terminate its obligations under this Agreement and the indebtedness due under the Loan Documents shall be immediately due and payable, all without demand, presentment, or other notice of any kind, all of which are hereby expressly waived, and Lender shall be entitled to immediately exercise all rights and remedies available herein and under the Loan Documents, the Uniform Commercial Code, and any other applicable state or federal law. Notwithstanding the foregoing, however, the representations, warranties, acknowledgments, covenants, and agreements made by Borrower and Pledgor herein shall survive any election of Lender to terminate its obligations hereunder in the event of a Forbearance Default.

8. Borrower and Pledgor acknowledge and agree that the Fifth Forbearance Disclosed Defaults either have occurred and are existing under the Loan Documents as of the Effective Date or will occur during the Forbearance Period and further acknowledge and agree that Lender is entitled to take all actions legally available to it under the Loan Documents or applicable law upon the occurrence of a Forbearance Default without any further or additional notice or grace period to Borrower or Pledgor.

9. Borrower and Pledgor restate, acknowledge and agree that: (i) the amounts set forth in Recital C above are outstanding and owing; (ii) the Liabilities are owing and not subject to any claim, offset, counterclaim, defense or affirmative defense of any kind; (iii) the Liabilities remain the continuing and individual obligations of Borrower, subject to the security interests granted by Borrower and Pledgor, until all amounts due thereunder, including attorneys’ fees and costs incurred by Lender in connection with this Agreement or enforcement of the Loan Documents, are paid in full, subject to a reduction in principal if payment is made pursuant to Section 5(G) above; (iv) the liens and security interests granted to Lender by Borrower and Pledgor are and remain valid security interests in the assets subject thereto; and (v) as of the date hereof, each of the Borrower and Pledgor separately releases, discharges, and agrees to hold harmless the Lender Released Parties from any and all Claims which Borrower or Pledgor ever had, now has, or may hereafter have against or related to the Lender Released Parties through the date of this Agreement relating to or arising out of the Loan Documents, the transactions described therein, the Liabilities, or the administration by Lender of the Loan Documents, provided, however, notwithstanding the foregoing, Borrower and Pledgor are not releasing the Lender Released Parties with respect to their obligations pertaining to the Collateral (as defined in the following agreements) pledged to Lender pursuant to the terms of the Borrower Securities Account Pledge Agreement and Equi-Mor Securities Account Pledge Agreement and the Bank stock.

10. Pledgor separately acknowledges and agrees to the continuing authenticity and enforceability of the Equi-Mor Securities Account Pledge Agreement notwithstanding the agreements set forth herein. Pledgor separately ratifies and reaffirms the Equi-Mor Securities Account Pledge Agreement in its entirety, confirms its continuing validity, and agrees that it shall remain in full force and effect until the Liabilities have been paid in full to Lender and all remaining obligations of Borrower and Pledgor to Lender under the Loan Documents and this Agreement have been fully paid in cash and/or performed to the satisfaction of Lender subject to a reduction in principal if payment is made pursuant to Section 5(G) above. The Equi-Mor Securities Account Pledge Agreement is incorporated herein by reference.

11. Pledgor separately agrees that, as of the date hereof, it has no claims or defenses of any kind by way of offset or otherwise to satisfaction in full of the obligations to Lender pursuant to the Equi-Mor Securities Account Pledge Agreement. To the extent that any such claim or defense may presently exist or may arise in the future, Pledgor expressly waives any and all claims or defenses against any of the Lender Released Parties that now or hereafter exist by reason of, among other things, and without limitation: (i) any and all amendments or modifications of any Loan Documents or related agreement or instrument; (ii) any and all alterations, accelerations, extensions or other changes in the time or manner of payment or performance of the Liabilities; (iii) any and all increases or decreases in the rate of interest or other charges; (iv) the release, substitution or addition of any collateral or any shareholder of the corporation; (v) any failure of Lender to give notice of default to Borrower, Pledgor, or any shareholder; (vi) any failure of Lender to pursue Borrower, Pledgor, or any of their property with due diligence; or (vii) any failure of Lender to resort to the collateral or to remedies which may be available to it.

12. The agreements set forth herein shall not constitute a novation of any of the Loan Documents. Except as specifically set forth in this Agreement, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. To the extent that any provision of this Agreement conflicts with any terms or conditions set forth in the Loan Documents, the provisions of this Agreement shall supersede and control. Borrower and Pledgor shall continue to comply with all undertakings, obligations and representations set forth in the Loan Documents to the extent not modified in this Agreement. Except as expressly provided herein, the execution, delivery, and performance of this Agreement and any document required by this Agreement shall not: (i) constitute an extension, modification, or waiver of any aspect of the Loan Documents or any right or remedy thereunder; (ii) extend the terms of the Loan Documents or the due date of any of the loans set forth therein; (iii) establish a course of dealing between Lender, on the one hand, and Borrower and/or Pledgor, on the other hand, or give rise to any obligation on the part of Lender to extend, modify or waive any term or condition of the Loan Documents; or (iv) give rise to any defenses or counterclaims to the right of Lender to compel payment of any loan or to otherwise enforce its rights and remedies under the Loan Documents.

13. Borrower and Pledgor separately acknowledge that it: (i) has been represented, or had the opportunity to be represented, by its own legal counsel in connection with the Loan Documents, this Agreement, and any agreements or documents required by this Agreement, including, without limitation, with respect to the releases and waivers set forth herein; (ii) has exercised independent judgment with respect to the Loan Documents, this Agreement, and any agreements or documents required by this Agreement; (iii) has not relied on Lender or its counsel for any advice with respect to the Loan Documents, this Agreement, or any agreements or documents required by this Agreement; and (iv) has had a reasonable opportunity to consider whether there may be future damages, injuries, claims, obligations, or liabilities which presently are unknown, unforeseen or not yet in existence and consciously intends to release them. Based upon the foregoing, no rule of contract construction or interpretation shall be employed to construe this Agreement more strictly against one party or the other.

14. This Agreement has been negotiated, executed, and delivered in the State of Colorado and shall be deemed to have been made in the State of Colorado. The validity of this Agreement, its construction, interpretation, and enforcement as well as the rights of the parties hereunder (including, without limitation, with respect to the collateral) shall be determined under, governed by, and construed in accordance with the internal laws of the State of Colorado (without regard to its conflict of law principles).

15. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

16. This Agreement and the other documents referred to herein contain the entire agreement between Lender, Borrower, Pledgor, or any of them, with respect to the subject matter hereof and supersedes all previous communications and negotiations. For the sake of clarity, Lender has previously rejected Borrower’s proposal for Lender to accept the collateral pledged under the Borrower Securities Account Pledge Agreement and Equi-Mor Securities Account Pledge Agreement in exchange for satisfaction of the Liabilities. No representation, undertaking, promise, or condition concerning the subject matter hereof shall be binding upon Lender unless clearly expressed in this Agreement or in the other documents referred to herein. Any discussions and correspondence about the terms of a possible extension, modification, and/or restructuring of any of the Loan Documents shall be deemed to be in the nature of settlement negotiations. Accordingly, any such discussions and correspondence will not be admissible in any legal or administrative proceedings and shall not be actionable under any theory of law or utilized for any purpose without the consent of all parties. No agreement which is reached herein shall give rise to any claim or cause of action except for breach of the express provisions of a legally binding written agreement.

17. Nothing contained in this Agreement or any other document required by or referred to herein, nor any action taken pursuant hereto or thereto, shall be construed as: (1) permitting or obligating Lender to act as financial or business advisor or consultant to Borrower or Pledgor; (ii) permitting or obligating Lender to control or to conduct the operations of Borrower or Pledgor; (iii) creating any fiduciary obligation on the part of Lender to Borrower or Pledgor; or (iv) causing Borrower or Pledgor to be treated as an agent of Lender.

18. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement. Any of the parties hereto may execute this Agreement by signing, whether by facsimile transmission or otherwise, any such counterpart.

19. BORROWER AND PLEDGOR HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN DENVER, COLORADO, AND WAIVE ANY OBJECTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DOCUMENT OR AGREEMENT DELIVERED HEREUNDER OR REQUIRED IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. BORROWER AND PLEDGOR WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM, AND CONSENT TO ALL SUCH SERVICE OF PROCESS MADE BY MAIL OR BY MESSENGER DIRECTED TO ANY OF THEM AT THE ADDRESSES SPECIFIED IN THE LOAN DOCUMENTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER, PLEDGOR, OR ANY OF THEIR PROPERTY OR ASSETS IN THE COMPETENT COURTS OF ANY OTHER JURISDICTION OR JURISDICTIONS.

20. BORROWER AND PLEDGOR HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, ANY DOCUMENT DELIVERED HEREUNDER OR REQUIRED IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. BORROWER AND PLEDGOR REPRESENT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

21. BORROWER AND PLEDGOR WAIVE ANY RIGHT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO CLAIM OR RECOVER FROM LENDER ANY CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES.

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22. This Agreement shall be binding upon, and shall inure solely to the benefit of, Borrower, Pledgor, Lender and each of their respective successors, assigns and affiliates. No other third-party, person or entity shall have any rights or benefits under this Agreement.

23. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

JPMORGAN CHASE BANK, N.A.	UNITED WESTERN BANCORP, INC.

By: /s/ Dennis Saletta	By: /s/ Michael J. McCloskey
Its: Vice President	Its : Executive Vice President

EQUI-MOR HOLDINGS, INC.

By: /s/ Michael J. McCloskey
Its: President